Exhibit 99.1

SUPERIOR COURT OF THE STATE OF CALIFORNIA

COUNTY OF SANTA CLARA

CURT HEMMINGSON and VIC VANDEGRIFF, Derivatively on Behalf of Nominal Defendant MAGNACHIP SEMICONDUCTOR CORPORATION,

Plaintiffs,

v.

MICHAEL ELKINS, TAE YOUNG HWANG, RANDAL KLEIN, ILBOK LEE, BRIAN MULHERN, R. DOUGLAS NORBY, SANG PARK, MARGARET SAKAI, NADER TAVAKOLI and AVENUE CAPITAL MANAGEMENT II, L.P.,

Defendants,

and

MAGNACHIP SEMICONDUCTOR CORPORATION,

Nominal Defendant.

CASE NO.: 1-15-cv-278614 NOTICE OF HEARING AND PROPOSED DERIVATIVE SETTLEMENT Judge: Hon. Peter H. Kirwan Dept.: 1 Date Action Filed: March 25, 2015

NOTICE OF HEARING AND PROPOSED DERIVATIVE SETTLEMENT

CASE NOS. 1-15- CV -278614 & 1-15-CV-281284

STEPHEN BUSHANSKY, Derivatively on Behalf of Nominal Defendant MAGNACHIP SEMICONDUCTOR CORPORATION,

Plaintiff,

v.

R. DOUGLAS NORBY; MICHAEL ELKINS; RANDAL KLEIN; BRIAN MULHERN; NADER TAVAKOLI; ILBOK LEE; SANG PARK; MARGARET SAKAI, AVENUE CAPITAL GROUP; and DOES 1-25, inclusive,

Defendants,

and

MAGNACHIP SEMICONDUCTOR CORPORATION,

Nominal Defendant.

CASE NO.: 1-15-cv-281284 Judge: Hon. Peter H. Kirwan Dept.: 1 Date Action Filed: June 1, 2015

TO: ALL HOLDERS OF MAGNACHIP SEMICONDUCTOR CORPORATION (“MAGNACHIP” OR THE “COMPANY”) COMMON STOCK AS OF JUNE 10, 2016, EXCLUDING THE INDIVIDUAL DEFENDANTS, THE AVENUE CAPITAL DEFENDANTS, AND EACH OF THEIR RELATED PERSONS (“CURRENT MAGNACHIP STOCKHOLDERS”). IF YOU HOLD MAGNACHIP COMMON STOCK FOR THE BENEFIT OF ANOTHER PERSON, PLEASE TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER. PLEASE NOTE THAT THESE ACTIONS ARE NOT “CLASS ACTIONS” AND NO INDIVIDUAL CURRENT MAGNACHIP STOCKHOLDER HAS THE RIGHT TO BE COMPENSATED AS A RESULT OF THIS SETTLEMENT.

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. YOUR RIGHTS MAY BE AFFECTED. THIS NOTICE IS NOT AN EXPRESSION OF ANY OPINION BY THE COURT AS TO THE MERITS OF ANY CLAIMS OR DEFENSES IN THE ABOVE-CAPTIONED LAWSUITS. THE STATEMENTS IN THIS NOTICE ARE NOT FINDINGS OF THE COURT.

YOU ARE HEREBY NOTIFIED, pursuant to an Order of the Superior Court of the State of California for the County of Santa Clara (the “Court”), that a proposed settlement has been

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reached as to claims asserted in two stockholder derivative actions pending before the Court, captioned Hemmingson, et al. v. Elkins, et al., No. 1-15-CV-278614 (the “Hemmingson Action”) and Bushansky v. Norby, et al., No. 1-15-CV-281284 (the “Bushansky Action,” and together with the Hemmingson Action, the “Actions”). The terms of the proposed settlement are summarized in this Notice and fully set forth in the Stipulation of Settlement dated January 22, 2016 (the “Stipulation”).1

The Settlement will fully resolve the Actions upon entry of an Order and Final Judgment by the Court and forever release, relinquish, and discharge the Released Claims against the Released Defendant Persons and any and all claims (including Unknown Claims) arising out of, relating to, or in connection with, the defense, settlement or resolution of the Actions against the Released Defendant Persons. The Order and Final Judgment will also fully, finally, and forever release, relinquish and discharge Plaintiffs and Plaintiffs’ Counsel from all claims arising out of, relating to, or in connection with, the institution, prosecution, assertion, settlement or resolution of the Actions or the Released Claims (including Unknown Claims). For a more detailed statement of the matters involved in the Actions, the Settlement and the terms discussed in this Notice, the Stipulation may be inspected at the Office of the Clerk, Superior Court of the State of California for the County of Santa Clara, 191 North First Street, San Jose, California 95113-1090, during regular business hours of each business day. In addition, the Stipulation and this Notice are both publicly available for viewing through the Company’s website at http://investors.magnachip.com.

The Settlement will result in MagnaChip’s directors’ and officers’ liability insurance carriers making a cash payment of three million dollars ($3,000,000.00) into an interest-bearing escrow account established for the purpose of satisfying the Settling Defendants’ and MagnaChip’s obligations. In addition, the Settlement will result in MagnaChip implementing and/or maintaining for a period of three (3) years certain corporate governance changes.

[1]	Except as otherwise expressly provided herein, all capitalized terms contained herein shall have the same meanings as set forth in the Stipulation. The Court adopts and incorporates the definitions in the Stipulation.

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I.	BACKGROUND OF THE ACTIONS AND PROCEDURAL HISTORY

MagnaChip is a Delaware corporation with its principal executive offices in Luxembourg and additional executive offices in Cupertino, California. The Company’s business operations are based primarily in South Korea. On March 25, 2015, plaintiffs Hemmingson and Vandegriff filed their Verified Stockholder Derivative Complaint (the “Hemmingson Complaint”) in the Superior Court of California, Santa Clara County. The Hemmingson Complaint alleges various causes of action, including: (1) breach of fiduciary duty against defendants Michael Elkins, Tae Young Hwang, Randal Klein, Ilbok Lee, Brian Mulhern, R. Douglas Norby, Sang Park, Margaret Sakai and Nader Tavakoli (collectively, the “Individual Defendants”) in connection with their alleged failure to ensure that the Company implemented and maintained adequate internal controls over its accounting and financial reporting functions and alleged knowing dissemination of false and misleading statements concerning the Company’s financial results and internal controls; (2) breach of fiduciary duty against defendants Avenue Capital Management II, L.P. (“Avenue Capital Management”), Elkins, Klein and Mulhern for alleged insider trading; and (3) unjust enrichment against Avenue Capital Management in connection with the improper gains it received as a result of the alleged insider trading.

Following the filing of the Hemmingson Complaint, counsel for plaintiffs Hemmingson and Vandegriff and certain of the Defendants began negotiations regarding service of the Hemmingson Complaint and scheduling. On May 12, 2015, plaintiffs Hemmingson and Vandegriff, defendants Elkins, Klein, Lee, Mulhern, Norby, Sakai, Tavakoli and Avenue Capital Management and nominal defendant MagnaChip, (the “Stipulating Defendants”) entered into a stipulation and proposed order providing that: (1) counsel for the Stipulating Defendants agreed to accept service on behalf of their respective clients; (2) the Hemmingson Action would be stayed pending resolution of two related securities class actions2; (3) notwithstanding the stay, plaintiffs Hemmingson and Vandegriff could pursue service efforts on defendants Park and Hwang, both of

[2]

Thomas et al. v. MagnaChip Semiconductor Corp. et al., Case No. 3:14-cv-01160-JST (N.D. Cal.) and Oklahoma Police Pension & Retirement System v. MagnaChip Semiconductor Corporation, Case No. 3:15-cv-01797-JST (N.D. Cal.). These actions were subsequently consolidated into the first-filed action (as consolidated, the “Class Action”).

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whom reside in South Korea and had resigned from their positions with the Company; (4) the Stipulating Defendants would provide plaintiffs Hemmingson and Vandegriff with all discovery produced in the Class Action; and (5) plaintiffs Hemmingson and Vandegriff would attend and participate in any mediation of the Class Action. This Court entered the proposed order on May 13, 2015 (the “Stay Order”). Thereafter plaintiffs Hemmingson and Vandegriff continued their efforts to locate defendants Park and Hwang while monitoring developments in the Class Action.

On June 1, 2015, plaintiff Bushansky filed a similar stockholder derivative complaint (the “Bushansky Complaint”) on behalf of MagnaChip in this Court against Avenue Capital Group (“Avenue Capital Group,” and together with Avenue Capital Management, the “Avenue Capital Defendants”) and all of the Individual Defendants except defendant Hwang. On August 27, 2015, plaintiff Bushansky and certain of the defendants in the Bushansky Action entered a proposed order to stay the Bushansky Action pending resolution of the motion to dismiss filed in the Class Action, which was entered by the Court on September 1, 2015.

Beginning in September 2015, MagnaChip, certain other defendants in the Class Action, and the plaintiffs in the Class Action engaged in settlement discussions and participated in mediation efforts conducted by former United States District Court Judge Layn R. Phillips (Ret.) (“Judge Phillips”). These efforts included two formal mediation sessions. Pursuant to the Stay Order, plaintiffs Hemmingson and Vandegriff were invited to, and did, attend and participate in both mediation sessions.

On December 10, 2015, a settlement in principle was reached in the Class Action among certain of the parties to the Class Action, including MagnaChip and certain of the Settling Defendants.

After December 10, 2015, MagnaChip and plaintiffs Hemmingson and Vandegriff continued their negotiations concerning a potential resolution of the Hemmingson Action with the assistance of Judge Phillips, including participating in numerous telephonic meetings and discussions and exchanging multiple drafts of a proposed settlement term sheet. On January 6, 2016, Judge Phillips made a mediator’s proposal to settle the Action, which was accepted. Plaintiffs Hemmingson and Vandegriff and MagnaChip executed a term sheet dated as of January 7,

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2016 (the “Term Sheet”), memorializing their agreement in principle. Plaintiffs Hemmingson, Vandegriff and Bushansky, MagnaChip and the Settling Defendants executed the Stipulation on January 22, 2016.

II.	PLAINTIFFS’ CLAIMS AND BENEFITS OF THE SETTLEMENT

Plaintiffs believe that the claims they have asserted in the Actions have merit. Nonetheless, Plaintiffs recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the Actions against Defendants through trial and appeals. Plaintiffs and their counsel have also taken into account the uncertain outcome and the risk of any litigation, especially in complex actions such as these Actions, as well as the difficulties and delays inherent in such litigation. Plaintiffs and their counsel are also mindful of the inherent problems of proof and possible defenses to the claims Plaintiffs have asserted in the Actions. Based on their evaluation, Plaintiffs and their counsel have determined that the Settlement set forth in this Stipulation confers substantial benefits upon MagnaChip and all Current MagnaChip Stockholders. Moreover, the agreement-in-principle embodied in the Stipulation was only reached after vigorous arm’s-length negotiations between the Settling Parties, who are all represented by counsel with extensive experience and expertise in shareholder derivative litigation. During the negotiations, all Settling Parties had a clear view of the strengths and weaknesses of their respective claims and defenses. Plaintiffs and their counsel base their conclusion upon, among other things, their extensive investigation during the development, prosecution and settlement of the Actions, which included, inter alia: (i) inspecting, reviewing and analyzing the Company’s filings with the United States Securities and Exchange Commission (“SEC”) and other public statements; (ii) researching corporate governance issues; (iii) researching the law applicable to the claims asserted in the Actions and the potential defenses thereto; and (iv) reviewing and analyzing over 4,000 pages of non-public documents produced by MagnaChip. Plaintiffs believe that the Settlement is fair, reasonable and adequate and is in the best interests of MagnaChip and all Current MagnaChip Stockholders.

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III.	THE SETTLING DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY

The Settling Defendants have denied, and continue to deny, each and all of the claims and contentions alleged by Plaintiffs in the Actions. Nonetheless, the Settling Defendants have also taken into account the uncertainty and risks inherent in any litigation, especially in complex cases like these Actions. The Settling Defendants and MagnaChip have therefore determined that it is desirable that the Actions be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation. The Settling Defendants and MagnaChip believe that the Settlement is fair, reasonable and adequate and in the best interests of MagnaChip and all Current MagnaChip Stockholders.

IV.	THE SETTLEMENT HEARING

The Settlement Hearing will be held before the Honorable Peter H. Kirwan on October 7, 2016 at 9:00 a.m. in Department 1 of the Court, located at 191 North First Street, San Jose, California 95113-1090, to: (i) determine whether the Settlement of the Actions on the terms and conditions provided for in the Stipulation is fair, reasonable and adequate, and should be finally approved by the Court; (ii) determine whether an Order and Final Judgment should be entered pursuant to the Stipulation dismissing the Hemmingson Action and the Bushansky Action with prejudice; (iii) consider Plaintiffs’ Counsel’s application for an award of attorneys’ fees and expenses; and (iv) rule on such other matters as the Court may deem appropriate. The Settlement Hearing may be continued by the Court at the Settlement Hearing or at any adjourned session thereof without further notice.

V.	THE SETTLEMENT

The terms and conditions of the Settlement are set forth in the Stipulation described above and can be viewed in their entirety on the Company’s website at http://investors.magnachip.com. The following is only a summary of its terms.

The Settling Parties have conducted arm’s-length negotiations over an extended period of time and have reached an agreement in good faith to settle the Actions with the assistance of Judge Phillips, a former federal district judge and highly respected mediator with extensive experience in the mediation of complex stockholder derivative actions such as these Actions.

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In full and complete settlement of the claims asserted in the Actions, MagnaChip’s directors’ and officers’ liability insurance carriers have paid, or will have paid, three million dollars ($3,000,000) (the “Settlement Amount”) into an interest-bearing escrow account established for the purpose of satisfying the Settling Defendants’ and MagnaChip’s obligations within ten (10) business days after entry of the Preliminary Approval Order. Once the Effective Date has occurred, the Settlement Amount shall be remitted to MagnaChip, less (i) any applicable taxes and other costs of maintaining the escrow account, (ii) any amount for an award of attorneys’ fees and litigation expenses as are awarded to Plaintiffs’ Counsel by the Court, and (iii) the costs of disseminating the Notice and Summary Notice to all Current MagnaChip Stockholders. In addition, MagnaChip has agreed to implement and/or maintain for a period of three (3) years certain corporate governance changes. The corporate governance changes are set forth fully in ¶ 2.2 of the Stipulation, which is available for viewing on the Company’s website at http://investors.magnachip.com.

VI.	RELEASES AND DISMISSAL

In connection with the Court’s approval of the Settlement, Plaintiffs seek a dismissal with prejudice of all claims asserted by Plaintiffs on behalf of MagnaChip against the Defendants.

Upon the Effective Date, MagnaChip, Plaintiffs, all Current MagnaChip Stockholders in their capacity as MagnaChip stockholders, on behalf of themselves and any other Person who could assert any of the Released Claims on their behalf, and all other Released Plaintiff Persons will release and forever discharge the Released Defendant Persons from the Released Claims. For the avoidance of doubt, expressly excluded from this release are (i) all claims asserted in the Class Action, (ii) all claims brought or that might be brought against MagnaChip, the Individual Defendants, or the Avenue Capital Defendants by the SEC; and (iii) all claims relating to the enforcement of the Settlement. In addition, nothing set forth herein shall constitute a release by any Released Defendant Person of any insurer, reinsurer, or any other entity contracted or otherwise obligated to provide insurance or indemnification to any of the Released Defendant Persons of any claim arising out of the rights, remedies, duties or obligations provided for in any insurance policy or agreement, but the Effective Date shall not be contingent upon resolution of

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such claim. Nothing set forth herein shall constitute a release by or among MagnaChip and the other Released Defendant Persons of the rights and obligations relating to indemnification or advancement of defense costs arising from MagnaChip’s or any of its subsidiaries’, divisions’, or related or affiliated entities’ certificates of incorporation, bylaws, operating agreements, or other formation documents, or any indemnification agreement or similar agreement.

Upon the Effective Date, each of the Released Defendant Persons will release and forever discharge the Released Plaintiff Persons from the Released Claims. For the avoidance of doubt, expressly excluded from this release are all claims relating to the enforcement of the Settlement.

“Released Claims” means, with respect to the Released Defendant Persons, any and all claims, rights, demands, obligations, damages, actions or causes of action, or liabilities whatsoever, of every nature and description, including both known and Unknown Claims, whether arising under federal, state, common or foreign law or regulation, that have been or could have been asserted, in the Actions or in any other court, tribunal, or proceeding by Plaintiffs or any other Current MagnaChip Stockholder derivatively on behalf of MagnaChip, or by MagnaChip directly against any of the Released Defendant Persons, which, now or hereafter, are based upon, arise out of, relate in any way to, or involve, directly or indirectly, any of the actions, transactions, occurrences, facts, statements, or omissions that were alleged or asserted in the Actions, except that expressly excluded from this release are (i) all claims asserted in the Class Action; (ii) all claims brought or that might be brought against MagnaChip, the Individual Defendants, or the Avenue Capital Defendants by the SEC, and (iii) all claims relating to the enforcement of the Settlement. In addition, nothing set forth herein shall constitute a release by any Released Defendant Person of any insurer, reinsurer, or any other entity contracted or otherwise obligated to provide insurance or indemnification to any of the Released Defendant Persons of any claim arising out of the rights, remedies, duties or obligations provided for in any insurance policy or agreement, but the Effective Date shall not be contingent upon resolution of such claim. Nothing set forth herein shall constitute a release by or among MagnaChip and the other Released Defendant Persons of the rights and obligations relating to indemnification or advancement of defense costs arising from MagnaChip’s or any of its subsidiaries’, divisions’, or related or affiliated entities’ certificates of

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incorporation, bylaws, operating agreements, or other formation documents, or any indemnification agreement or similar agreement. “Released Claims” means, with respect to the Released Plaintiff Persons, all claims (including Unknown Claims) arising out of, relating to, or in connection with, the institution, prosecution, assertion, settlement or resolution of the Actions or the Released Claims with respect to the Released Defendant Persons, except that expressly excluded from this release are all claims relating to the enforcement of the Settlement.

“Released Defendant Persons” means MagnaChip, the Individual Defendants and the Avenue Capital Defendants and each of their Related Persons.

“Released Plaintiff Persons” means MagnaChip, Plaintiffs and Plaintiffs’ Counsel and each of their Related Persons.

“Related Persons” means each of a Person’s past or present agents, officers, directors, employees, affiliates, attorneys, advisors, underwriters, insurers (and insurers’ respective past and present officers, directors, employees, agents, affiliates, parents, subsidiaries, divisions, funds, attorneys, advisors, insurers, co-insurers, re-insurers, heirs, executors, personal representatives, estates, administrators, trusts, predecessors, successors, and assigns), co-insurers, reinsurers, spouses, immediate family members, heirs, executors, personal representatives, estates, administrators, trusts, predecessors, successors, and assigns, each other individual or entity in which a Person has a controlling interest, and each and all of their respective past and present officers, directors, employees, agents, affiliates, parents, subsidiaries, divisions, funds, attorneys, accountants, auditors, advisors, underwriters, insurers, co-insurers, re-insurers, heirs, executors, personal representatives, estates, administrators, trusts, predecessors, successors, and assigns.

“Unknown Claims” means any claims which a Person does not know or suspect to exist in his, her, or its favor at the time of the release, including claims which, if known by him, her, or it, might have affected his, her, or its settlement and release, or might have affected his, her, or its decision not to object to this Settlement. With respect to any and all Released Claims, the Settling Parties stipulate and agree that, upon the Effective Date, the Settling Parties shall expressly waive, and all Current MagnaChip Stockholders by operation of the Judgment shall have expressly waived, the provisions, rights, and benefits of California Civil Code section 1542, or any other law of the United States or any state or territory of the United States, or principle of common law that is similar, comparable or equivalent to section 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

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The Settling Parties acknowledge that they may hereafter discover facts in addition to or different from those now known or believed to be true by them, with respect to the subject matter of the Released Claims, but, it is the intention of the Settling Parties to completely, fully, finally and forever compromise, settle, release, discharge and extinguish any and all of the Released Claims, known or unknown, suspected or unsuspected, contingent or absolute, accrued or unaccrued, apparent or unapparent, which now exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery of additional or different facts. The Settling Parties acknowledge, and all other Current MagnaChip Stockholders in their capacity as MagnaChip stockholders, on behalf of themselves and any other person who could assert any of the Released Claims on their behalf shall be deemed by operation of the Judgment to have acknowledged, that the foregoing waiver was separately bargained for and is a key element of the Stipulation of which this release is a part.

The Court has not made (and will not make) any determination as to the merits of any claims or defenses in the Actions. This Notice does not imply that any Released Defendant Person would be found liable or that relief would be awarded if the Actions were not being settled. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.

VII.	PLAINTIFFS’ COUNSEL’S FEES AND EXPENSES

Plaintiffs’ Counsel intends to make an application to the Court for attorneys’ fees and reimbursement of expenses (the “Fee and Expense Award”), in the aggregate, of not more than $750,000, and the Settling Defendants and MagnaChip will not oppose or object to such an application. This agreement was reached only after the Settling Parties had agreed upon the

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Settlement Amount and the Corporate Governance Changes. Any Fee and Expense Award granted by the Court shall be paid from the escrow account, as referenced in ¶ 2.1 of the Stipulation, out of the Settlement Amount and shall constitute final and complete payment for Plaintiffs’ Counsel’s attorneys’ fees and expenses that have been incurred or will be incurred in connection with the filing and prosecution of the Actions and the resolution of the claims alleged therein. The Released Defendant Persons shall have no obligation to make any payment other than as provided in the Stipulation to Plaintiffs’ Counsel. Any appeal or other proceeding pertaining to any order issued in respect of any Fee and Expense Award application by Plaintiffs’ Counsel shall not in any way delay or preclude the Judgment from becoming Final. In addition, no order concerning any application for attorneys’ fees and reimbursement of litigation expenses, or any modification or reversal on appeal of such order, shall constitute grounds for cancellation or termination of this Stipulation by any Settling Party.

VIII.	THE RIGHT TO OBJECT AND/OR BE HEARD AT THE HEARING

At the Settlement Hearing, the Court will consider whether to grant final approval to the Settlement and the Fee and Expense Award. Any Current MagnaChip Stockholder has the right, but is not required to appear in person or through counsel at the Settlement Hearing to object to the terms of the proposed Settlement or otherwise present evidence or argument that may be proper and relevant. If you want to submit any papers, briefs or other documents objecting to the Settlement, not later than fourteen (14) calendar days prior to the Settlement Hearing, you must file with the Court:

(i) a written notice of objection with your name, address, and telephone number, along with a representation as to whether you intend to appear at the Settlement Hearing;

(ii) competent evidence that you held shares of MagnaChip common stock as of June 10, 2016, and that you continue to hold shares of MagnaChip common stock as of the date of the Settlement Hearing;

(iii) a statement of your objections to any matters before the Court, the grounds therefor or the reasons for your desiring to appear and be heard, as well as all documents or writings you desire the Court to consider; and

(iv) the identities of any witness you plan on calling at the Settlement Hearing, along with a summary description of their likely testimony.

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In addition, on or before the date of such filing, you must also serve the same documents via first class mail or overnight delivery upon each of the following:

The Court

Clerk of the Court

Superior Court of California

County of Santa Clara

191 North First Street

San Jose, CA 95113

Counsel for Plaintiffs Hemmingson and Vandegriff

KESSLER, TOPAZ, MELTZER & CHECK, LLP

Attn: Eric L. Zagar

280 King of Prussia Road

Radnor, PA 19087

Counsel for the Company and the Settling Defendants

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

Attn: Daniel J. Kramer, Jacqueline P. Rubin & Meredith A. Arfa

1285 Avenue of the Americas

New York, NY 10019-6064

JONES DAY LLP

Attn: John C. Tang

555 California Street, 26th Floor

San Francisco, CA 94104

AKIN GUMP STRAUSS HAUER & FELD LLP

Attn: Douglass B. Maynard & Michael A. Asaro

One Bryant Park

Bank of America Tower

New York, NY 10036

KASOWITZ BENSON TORRES & FRIEDMAN LLP

Attn: Daniel J. Fetterman & Trevor J. Welch

1633 Broadway

New York, NY 10019

KOBRE & KIM LLP

Attn: Michael S. Kim & Kimberly Perrotta Cole

800 Third Avenue, New York, NY 10022

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The Settling Parties shall have the right, but are not required to, submit a response to any objections to the Settlement not later than seven (7) calendar days prior to the Settlement Hearing.

If you do not want to submit any papers, briefs or other documents objecting to the Settlement, you may nevertheless object to the Settlement by appearing in person at the Settlement Hearing and providing competent evidence that you held shares of MagnaChip common stock as of June 10, 2016, and that you continue to hold shares of MagnaChip common stock as of the date of the Settlement Hearing.

If you fail to object in the manner prescribed above you shall be deemed to have waived your right to object (including the right to appeal) and shall forever be barred, in this proceeding or in any other proceeding, from raising such objection(s).

IX.	CONDITIONS OF SETTLEMENT

The Settlement is conditioned upon the occurrence of certain events described in the Stipulation. Those events include the occurrence of the Effective Date. The Effective Date means the first day by which all of the following events and conditions have been met and have occurred:

(a) The Court has entered the Preliminary Approval Order;

(b) The Court has approved the Settlement as described in the Stipulation following notice to all Current MagnaChip Stockholders;

(c) The Court has entered the Judgment, substantially in the form of Exhibit D to the Stipulation, dismissing the Actions with prejudice;

(d) The Actions have been dismissed with prejudice;

(e) The Order and Final Judgment has become Final; and

(f) The payment of the Settlement Amount.

X.	EXAMINATION OF PAPERS AND INQUIRES

This notice contains only a summary of the terms of the Settlement. For a more detailed statement of the matters involved in the Actions, there is additional information concerning the Settlement available in the Stipulation, which may be inspected at the Office of the Clerk, Superior Court of the State of California for the County of Santa Clara, 191 North First Street, San Jose, California 95113-1090, during regular business hours of each business day.

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Clerk of the Court

Superior Court of California

County of Santa Clara

191 North First Street

San Jose, CA 95113-1090

Telephone: (408) 882-2100

PLEASE DO NOT TELEPHONE THE COURT OR MAGNACHIP

REGARDING THIS NOTICE

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